UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 11, 2010

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

161 South Wakea Avenue, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 11, 2010 Maui Land & Pineapple Company, Inc. (the “Company”) received notification from the New York Stock Exchange, Inc. (“NYSE”) that it is no longer in compliance with the NYSE’s continued listing standards.  The Company is considered to be in non-compliance because its average market capitalization was less than $50 million over a 30 trading-day period and its most recently reported shareholders’ equity was less than $50 million.

Under applicable NYSE procedures, the Company has 45 days from receipt of the notification to submit a plan to the NYSE to demonstrate its ability to achieve compliance with the continued listing standards within 18 months.  The Company intends to submit such a plan.  During this time, the Company’s common stock will continue to be listed on the NYSE, subject to compliance with other NYSE continued listing requirements.

As required by the NYSE, the Company issued a press release on January 15, 2010 disclosing the preceding information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: January 15, 2010	By:	/s/ JOHN P. DURKIN
John P. Durkin
Chief Financial Officer
(Principal Financial Officer)